                                                                 EXHIBIT 10.4.14

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                 PROMISSORY NOTE
$3,000,000.00                                                January ____ , 2000
                                                       Charlotte, North Carolina

         For value received AAS TECHNOLOGIES, INC., a South Carolina corporation (the "Company"), promises to pay to O'H RANKIN PROPERTIES or its assigns (the "Holder") the aggregate principal sum of Three Million Dollars ($3,000,000.00) with interest on the outstanding principal amount from the date hereof at the rate of nine and one-half percent (9-1/2%) per annum.

         This note (the "Note") is issued pursuant to the terms of that certain Subscription Agreement dated as of January ____, 2000 between Holder and the Company. The Note shall be due and payable at the earlier of one hundred twenty
(120) days from date hereof or the funding of a Subordinated Debenture Offering of American Aircarriers Support, Incorporated in the amount of at least $_____________.

         All payments of interest and principal shall be made in lawful money of the United States of America and shall be made to the Holder. All payments shall be applied first to accrued interest, and thereafter to principal.

         The Company shall have the right to pay all or any part of the unpaid principal balance (including accrued interest, if any) of this Note at any time without penalty. Any and all prepayments with respect to this Note shall be applied first to payment of accrued interest as of the date of such prepayment and the balance, if any, shall be applied in reduction of the unpaid principal.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) The Company fails to pay any principal of or interest on this Note within ten days after such payment is due;

                  (b) The filing by the Company of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal;

                  (c) The filing against the Company of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal, and such petition is not dismissed within 90 days of the date of filing;

                  (d) A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of any of the Company's assets; or

                  (e) Any representation or warranty of the Company set forth in the Subscription Agreement being untrue as of the date hereof or any breach by the Company of any of its covenants or obligations to Holder under the Subscription Agreement.

         During the continuance of any Event of Default, the Holder may, upon delivery of written notice to the Company at its principal executive office, declare the remainder of the debt evidenced hereby at once due and payable, whereupon such amounts shall become immediately due and payable.

         In the event that this Note is not paid as and when due, the Company hereby agrees to pay, in addition to all principal and interest hereunder, all costs of collection of the holder hereof, including reasonable attorneys' fees.

         The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

         This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

         If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operate or would hereafter operate to invalidate this Note, then such provision or provisions shall be deemed null and void and shall not affect any other provisions of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected or prejudiced thereby.

                                              AAS TECHNOLOGIES, INC.



                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________

                                    GUARANTY


The undersigned guarantees the payment, when due, to any holder hereof, of all amounts from time to time owing pursuant to the Promissory Note set forth hereinabove, and the payment, upon demand, of the entire amount owing thereunder in the event of default in payment by maker making said Promissory Note. The undersigned waives notice of acceptance of this guaranty, acknowledges himself as fully bound by all provisions of said Promissory Note and contract, and expressly agrees to pay all amounts thereunder, upon demand without requiring any action or proceeding against maker. If suit is brought to enforce this Guaranty Agreement, the undersigned agrees to pay reasonable attorneys' fees of any holder hereof. The undersigned herewith adopts as his seal the word "(SEAL)" appearing above, beside or near his signature below.


                                                                          (SEAL)
                                  ----------------------------------------
                                  KARL F. BROWN

                                OPTION AGREEMENT

         OPTION AGREEMENT, dated as of January ____, 2000, by and between O'H RANKIN PROPERTIES, a North Carolina Limited Partnership (the "Optionee"), on the one hand, and AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a Delaware corporation ("AAS") on the other.

         WHEREAS, effective as of December __, 1999, the Optionee and AAS entered into a Subscription Agreement pursuant to which, among other things, the Optionee is to receive the right (the "Option") to purchase up to 25,000 shares of Common Stock, par value $.001 per share (the "Option Shares") of AAS pursuant to the terms of an option agreement; and

         WHEREAS, this option agreement (the "Option Agreement") constitutes the option agreement described in the Subscription Agreement;

         NOW, THEREFORE, in consideration of the agreements set forth below, the parties hereto agree as follows:

         1. The Option. Subject to the terms and conditions hereof, the Optionee is hereby granted the Option, at any time or from time to time commencing on the date of this Option Agreement and at or before 5:00 P.M., Eastern Time, on December 31, 2005 (such four-year period hereinafter the "Option Exercise Period"), but not thereafter, to subscribe for and purchase any or all of the Option Shares for a price of $8.00 per Option Share purchased (the "Option Exercise Price"). If the rights represented hereby shall not be exercised during the Option Exercise Period, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2. Exercise of Option. During the Option Exercise Period, the Optionee may exercise this Option upon presentation and surrender of this Option and upon payment of the Option Exercise Price for the Option Shares to be purchased to AAS at the principal office of AAS. Upon exercise of this Option, the form of election hereinafter provided must be duly executed and the instructions for registration of the Option Shares acquired by such exercise must be completed and delivered with this Option to AAS. If this Option is exercised in part, the Optionee shall be required to exercise this Option with respect to a minimum of 5,000 shares of Common Stock upon each such exercise in part. In the event of the exercise of this Option in part only, AAS shall cause to be delivered to the Optionee a new Option of like tenor to this Option in the name of the Optionee evidencing the right of the Optionee to purchase the number of Option Shares purchasable hereunder as to which this Option has not been exercised. On exercise of this Option, unless (i) AAS receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, or (ii) the Option Shares are registered under the 1933 Act, each certificate for Option Shares issued hereunder shall bear a legend reading substantially as follows:

         These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of AAS.

         The foregoing legend may be removed with respect to any Option Shares sold upon registration or sold pursuant to an exemption from registration, including the exemption for sales made in accordance with Rule 144 promulgated under the 1933 Act, provided AAS receives an opinion from counsel satisfactory to it that such legend may be removed.

         Nevertheless, AAS shall extend to the Optionee the right after the Closing Date to have included on a registration statement filed by AAS (other than on Form S-4, S-8 or any successor form) during a five (5) year period commencing on the Closing Date the Option Shares, if exercised, provided all 25,000 Options have been exercised.

         3. Assignment. Subject to the terms contained herein, this Option may be assigned by the Optionee in whole or in part by execution by the Optionee of the form of assignment attached hereto, (i) in the sole discretion of the Optionee, to an affiliate of the Optionee, or (ii) with the prior written consent of AAS, to any other party. In the event of any permitted assignment, AAS, upon request and upon surrender of this Option by the Optionee at the principal office of AAS accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Option on the books of AAS. If the permitted assignment is in whole, AAS shall execute and deliver a new Option or Options of like tenor to this Option to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Option Shares purchasable hereunder; and if the permitted assignment is in part, AAS shall execute and deliver to the appropriate assignee a new Option or Options of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Option Shares as shall be contemplated by any such permitted assignment, and shall concurrently execute and deliver to the Optionee a new Option of like tenor to this Option evidencing the right to purchase the remaining portion of the Option Shares purchasable hereunder which have not been transferred to the assignee.

         4. Transfer of Option. The Optionee, by acceptance hereof, agrees that, before any transfer is made of all or any portion of this Option, the Optionee shall give written notice to AAS at least 15 days prior to the date of such proposed transfer, which notice shall specify the identity, address and affiliation, if any, of such transferee. No such transfer shall be made unless and until AAS has received an opinion of counsel for AAS or for the Optionee stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition or a registration statement has been filed by AAS and declared effective by the Securities and Exchange Commission covering such proposed transfer and the Option and/or the Option Shares have been registered under appropriate state securities laws. Any transfer of this Option shall be subject to the same restrictions set forth in Section 3 hereof, that is, the Optionee may transfer this Option to an affiliate in its sole discretion, and any other transfer shall be subject to the prior written consent of AAS.

         5. Share Dividends, Reclassification. Reorganization Provisions.

         (a) If, prior to the expiration of this Option by exercise or by its terms, AAS shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of Option Shares purchasable pursuant to this Option shall be proportionately increased; and conversely, if AAS shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares then, in such case, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of Option Shares at that time purchasable pursuant to this Option shall be proportionately decreased. If AAS shall, at any time during the life of this Option, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Option, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Stock in shares of any other class of securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.

         (b) If, prior to the expiration of this Option by exercise or by its terms, AAS shall be recapitalized by reclassifying its outstanding Common Stock, or AAS or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Optionee shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Option, in lieu of the Option Shares theretofore purchasable upon the exercise of this Option, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Option Shares theretofore purchasable upon the exercise of this Option had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Optionee to an adjustment in the number of Option Shares purchasable upon the exercise upon this Option as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Optionee becomes entitled to purchase.

         (c) If: (i) AAS shall take a record of holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of AAS's assets; or (ii) AAS shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification or other reorganization of the securities which AAS is authorized to issue, consolidation or merger by AAS with or into another corporation, or conveyance of all or substantially all of the assets of AAS; or
(iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of AAS; then, and in any such case, AAS shall mail to the Optionee, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Stock of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Common Stock or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

         (d) If AAS, at any time while this Option shall remain unexpired and unexercised in whole or in part, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Optionee may thereafter receive upon exercise hereof, in lieu of each Option Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of AAS purchased upon exercise of this Option.

         6. Reservation of Shares Issuable on Exercise of Option. At all times during the Option Exercise Period, AAS will reserve and keep available out of its authorized Common Stock, solely for issuance upon the exercise of this Option, such number of shares of Common Stock and other securities as from time to time may be issuable upon exercise of this Option.

         7. Request to Transfer Agent. On exercise of all or any portion of this Option, AAS shall, within ten days of the receipt of good and clean funds for the purchase of any or all of the Option Shares, advise its Transfer Agent and Registrar of the required issuance of the number of Option Shares and the names in which such Option Shares are to be registered pursuant to the exercise form attached hereto. AAS shall also execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the issuance of Option Shares upon payment therefor by the Optionee or any assignee.

         8. Loss Theft Destruction or Mutilation. Upon receipt by AAS of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Option, and the purchase by the Optionee of a lost security bond (or, if acceptable to AAS, the provision of a satisfactory indemnity from the Optionee) in an amount equal to or exceeding the total value of the Option Shares to be purchased hereunder, AAS will execute and deliver, in lieu thereof, a new Option of like tenor.

         9. Optionee Not a Shareholder. The Optionee or any other holder of this Option shall, as such, not be entitled by reason of ownership of this Option to any rights whatsoever of a shareholder of AAS.

         10. Transfer Taxes. The Optionee or its assignee(s) will pay all taxes in respect of the issue or transfer of this Option or the Option Shares issuable upon exercise hereof.

         11. Mailing of Notice. All notices and other communications from AAS to the Optionee or from the Optionee to AAS shall be mailed by first class, certified mail, postage prepaid, or sent by receipt confirmed facsimile transmission, to the address furnished to each party in writing by the other party.

         12. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Option. With respect to any fraction of a share called for upon the exercise hereof, AAS shall issue to the Optionee at no extra cost another whole share for any fraction which is one-half or greater, and the Optionee shall forfeit the fractional share that is less than one-half of a share.

         13. Common Stock Defined. Whenever reference is made in this Option to the issue or sale of Common Stock, the term "Common Stock" shall mean the voting Common Stock of AAS of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

         14. Registration Rights. The Optionee and AAS acknowledge the inclusion of certain registration rights between the parties which provide, among other things, for certain registration rights which are for the benefit of the Optionee and any assignee(s). AAS's agreements with respect to the registration rights will continue in effect regardless of the exercise or surrender of this Option by either the Optionee or any assignee(s).

         15. Payment for Option. Upon the execution and delivery of this Option Agreement, together with the legal opinion and certificates of AAS described below, the Optionee shall deliver to AAS good funds in the amount of $200,000.00, which is the Purchase Price for the shares underlying this Option Agreement.

         16. Opinion of Legal Counsel. As a condition to the execution and delivery of this Option Agreement by the parties and the payment by Optionee of the Purchase Price specified in Section 15, AAS shall deliver to Optionee an opinion of its legal counsel to the following effect:

         (i) AAS is a corporation duly organized, validly existing and in good standing under the laws of Delaware. AAS has all corporate power and authority necessary to engage in the business in which it is presently engaged and to execute, deliver and perform its obligations under this Option Agreement.

         (ii) Execution and delivery of the Option Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate or otherwise, by AAS. This Option Agreement is a legal, valid and binding obligation of AAS, enforceable against AAS in accordance with their terms except as enforcement may be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditors' rights generally. AAS has all requisite power and authority to execute, deliver and perform this Option Agreement.

         (iii) There are no preemptive rights to acquire AAS's Common Stock or Preferred Stock.

         (iv) The Option Shares, when issued in accordance with the terms and conditions of this Option Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any adverse claim, security interest, lien, pledge, option, encumbrance or restriction whatever; provided, however, that the Option Shares will be "restricted securities" as such term is defined under the 1933 Act (unless registered for sale as described herein and the certificates representing the Option Shares will contain a legend to reflect such status; and provided further that the Optionee's status as an "affiliate" as defined under the 1933 Act may subject the Buyer to certain restrictions as provided in the 1933 Act, the 1934 Act, or the rules and regulations thereunder.

         (v) The offer and sale of the Options are exempt from the registration requirements of Section 5 of the 1933 Act. The offer and sale of the Option Shares, when issued in accordance with all terms and conditions of the Option Agreement, will be exempt from the registration requirements of Section 5 of this 1933 Act.

         (vi) Except as disclosed in the Subscription Agreement, such counsel is not aware of any pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory, or governmental agency, authority or body, involving AAS or any of its existing officers or directors and such counsel do not know of any legal matter or government proceedings regarding AAS.

         17. Governing Law. This Option shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.


                                          AAS:

                                          AMERICAN AIRCARRIERS SUPPORT,
                                                   INCORPORATED

                                          By:____________________________

                                          Print Name:____________________

                                          Title:_________________________


                                          OPTIONEE:
                                          O'H RANKIN PROPERTIES


                                          By:_____________________________

                                          Print Name:_____________________

                                          Title:__________________________

FORM TO BE USED TO EXERCISE OPTION:

                                  EXERCISE FORM

         The undersigned hereby elects irrevocably to exercise the within Option and to purchase __________ shares (minimum purchase of 5,000 shares) of Common Stock of American Aircarriers Support, Incorporated, called for hereby, and hereby makes payment of $______________ (at the rate of $8.00 per share) in payment of the Option Exercise Price pursuant hereto. Please issue the shares as to which this Option is exercised in accordance with the instructions given below.


                                                  ------------------------------
                                                  Signature

                                                  Signature Guaranteed

Date:_____________________________________________________

                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of:____________________________________
                                     (Print)

Address:_______________________________________________________


         --------------------------------------------------------------

FORM TO BE USED TO ASSIGN OPTION:

                                   ASSIGNMENT

For value received ___________________________ does hereby sell, assign and transfer unto ______________________________ the right to purchase ______________________ shares of Common Stock of American Aircarriers Support, Incorporated, evidenced by the within Option, and does hereby irrevocably constitute and appoint American Aircarriers Support, Incorporated and/or its Transfer Agent as attorney to transfer the same on the books of American Aircarriers Support, Incorporated with full power of substitution in the premises.

                                              ----------------------------------
                                              Signature

                                              Signature Guaranteed

Date:______________________________________________________

NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Option in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

THE UNSECURED SUBORDINATED PROMISSORY NOTE (THE "NOTE") AND ASSOCIATED OPTIONS (THE "OPTIONS") OF THE COMPANY ARE OFFERED HEREBY SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE NOTE AND OPTIONS OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT OR ANY OTHER DOCUMENT DELIVERED HEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             SUBSCRIPTION AGREEMENT

                                January ___, 2000

AAS Technologies, Inc.
Post Office Box 7566
Charlotte, NC 28241


Ladies and Gentlemen:

         Subject to the terms and provisions hereof, the undersigned investor (the "Investor") hereby subscribes for and agrees to purchase from AAS Technologies, Inc., a South Carolina corporation (the "Company"), for aggregate consideration of $3,000,000.00 the following: (i) an unsecured, subordinated promissory note in the principal amount of $3,000,000.00 in the form attached hereto as Exhibit "A" (the "Note"); and (ii) Options to purchase 25,000 shares of common stock of American Aircarriers Support, Incorporated, the parent of the Company, at $8.00 per share in the form set forth in the Option Agreement (the "Option Agreement") attached hereto as Exhibit "B". The Note (which shall accrue interest at nine and one-half percent (9-1/2%) per annum) shall be due and payable at the earlier of one hundred twenty (120) days from the date hereof or the funding of a Subordinated Debenture Offering of American Aircarriers Support, Incorporated in the amount of at least $_____________.

         In connection with this subscription, the Investor hereby represents and warrants to, and covenants and agrees with, the Company as follows:

         (a) The Investor acknowledges that this offering and sale of the Note and the Options (this "Offering") is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), the North Carolina Securities Act and all other applicable state securities laws.

         (b) The Investor has been furnished with and read the business plan of the intended use of the $3,000,000.00. The Investor has been furnished all of the materials relating to the Company and this Offering that have been requested. The Investor has been afforded an opportunity to ask questions of, and receive answers from, management of the Company in connection with this Offering. The Investor has not been furnished with any oral or written representation in connection with the Offering by the Company (or any of its officers, employees, directors, shareholders, agents or affiliates) that it has relied on that is not contained in the Articles of Incorporation or this Agreement.

         (c) The Investor (i) has obtained, in the Investor's judgment, sufficient information to evaluate the merits and risks of an investment in the Company, and (ii) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such investment and to make an informed investment decision with respect thereto.

         (d) The Investor's Note and the Options are being acquired for its own account for investment and not for the benefit or account of any other person or entity and not with a view to, or in connection with, any resale or distribution thereof. The Investor will not sell or otherwise transfer the Investor's Note or any underlying interest therein without registration under the Securities Act and applicable state securities laws or an exemption therefrom. The Investor fully understands and agrees that the Investor must bear the economic risk of the Investor's investment in the Note and the Options for an indefinite period of time because, among other reasons, the Note and the Options have not been registered under the Securities Act or under the securities laws of any states, and, therefore, are "restricted securities" and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is otherwise available. The Investor understands that the Company is not under any obligation to register the Note on behalf of the Investor or to assist the Investor in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Investor understands that the Company may require, as a condition to registering the transfer of the Note, an opinion of counsel satisfactory to the Company to the effect that such transfer does not violate such registration requirements.

         The Investor also understands that the Note is unsecured and subordinate to all other debts of the Company, except that the Note shall be pari passu with the indebtedness of any other capital investor in the current round of the Company. Further, the Note only accrues interest until its maturity date.

         (e) The Investor has determined that the Note and the Options are a suitable investment for it and has adequate means to provide for the Investor's current cash needs and possible contingencies, and the Investor's financial condition is such that the Investor can afford to bear all risks associated with the purchase of the Note. The Investor hereby acknowledges that an investment in the Note is subject to a high degree of risk, lacks liquidity and that the Investor has the financial capacity to hold the Note purchased hereby for an indefinite period and that the Investor could bear a complete loss of the Investor's investment therein. Investor understands that interest will only accrue on the Note until its maturity.

         (f) The Investor first learned of the investment in the Note and the Options in the State of North Carolina and intends that the state securities law of such state alone govern its purchase of the Note.

         (g) If the Investor is a corporation, partnership, limited liability company, trust, estate or other entity, (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) the execution, delivery and performance by it of this Agreement are within its powers, have been duly authorized by all necessary action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon it.

         (h) If the Investor is a natural person, the execution, delivery and performance by such person of this Agreement are within such person's legal right and power, require no action by or in respect of, or filing with, any governmental body, agency, or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such person.

         (i) The Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended.

         (j) This Agreement constitutes a valid and binding agreement of the Investor enforceable against it in accordance with its terms.

         (k) By accepting the investment described herein, the Company hereby represents and warrants to Investor that each of the representations and warranties attached hereto as Exhibit "C" are true and correct as of the date of closing of the investment, except as may otherwise be set forth on the Schedule of Exceptions set forth on Exhibit "D".

         (l) This Agreement shall be binding upon and inure to the benefit of the parties and their successors, assigns, heirs, estates, executors, administrators and personal representatives. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be transferable or assignable by the Investor (including pursuant to termination, liquidation, dissolution or death) without the prior written consent of the Company. Any transfer or assignment made in violation of this subsection (l) shall be entirely null and void.

         (m) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its principles of conflict of laws.

         Upon your acceptance of this subscription, and against your receipt of the purchase price for the Note described above, please deliver the Note registered in the name of the undersigned and deliver written confirmation thereof to the undersigned.


                                            Very truly yours,


                                            Name:

                                            O'H RANKIN PROPERTIES


                                            By__________________________________

                                            Address:

                                            ------------------------------------

                                            ------------------------------------


                                            Tax ID Number:

                                            ------------------------------------

                                            Amount of Note: $3,000,000.00

ACCEPTED:

AAS TECHNOLOGIES, INC.


By_____________________________________

EXHIBIT "B"

Company Representation and Warranties

         (a) Organization, Good Standing And Qualification. The Company and its parent are corporations duly organized and validly existing under, and by virtue of, the laws of the States of Delaware and South Carolina respectively and are in good standing under such laws. Each subsidiary of the Company and its parent are duly organized and validly existing under the laws of the jurisdiction of its organization and is in good standing under such laws. Each of the Company and its parent and each subsidiary of the Company or its parent (each, a "Company Entity") has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Except as set forth in Schedule (a) of the Schedule of Exceptions, each Company Entity is qualified to do business as a foreign entity in each jurisdiction in which such qualification is presently required, except where failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

         (b) Legal Power. The Company will have on the closing date all requisite legal power to execute and deliver this Agreement, the Note and the Options, to sell and issue the Note and the Options under this Agreement and to carry out and perform its obligations under the terms of the Agreement and the Note and the Options.

         (c) Subsidiaries. Other than as set forth on (c) of the Schedule of Exceptions, the Company has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, whether directly or indirectly owned, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

         (d) Capitalization. All outstanding securities of the Company were issued in compliance with the registration or qualification provisions of all applicable federal and state securities laws.

         (e) Authorization; Binding Obligations. All action on the part of the Company and its parent, its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Note and Options pursuant hereto and the performance of the Company's obligations under this Agreement and the Note and Options have been taken or will be taken prior to the

Closing. This Agreement and the Note and Options constitute valid and binding obligations of the Company enforceable in accordance with their terms except as the enforceability thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) limitation upon rights to indemnity.

         (f) No Conflict. No Company Entity is, or will by virtue of entering into and performing the Subscription Agreement and the transactions contemplated thereunder be, in violation of any term of its articles of incorporation, by-laws or any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound, and is not, and will not by virtue of entering into and performing the Subscription Agreement and the transactions contemplated hereunder be, in violation of any order, statute, rule or regulation applicable to the Company.

         (g) Litigation. Except as set forth in (g) of the Schedule of Exceptions, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Company, threatened against any Company Entity or the assets or the business of any Company Entity. No Company Entity is subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

         (h) Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any United States federal or state governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer or issuance of the Note or the consummation of any other transaction contemplated thereby, except (a) the filing of a Notice of Sale of Securities Pursuant to Regulation D or Section 4(6) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"); and (b) the filing of a copy of such Notice with the North Carolina Securities Administrator and/or such other filings as may be required under other applicable Blue Sky laws, which filings, if required, will be accomplished in a timely manner prior to or promptly upon completion of the closing, as applicable.

         (i) Offerings Exempt. Subject to the accuracy of the representations of Investor set forth herein, the offer and issuance of the Note and Options pursuant to this Agreement constitute transactions exempt from the registration under the Securities Act and all applicable state securities or Blue Sky laws. All securities issued by the Company prior to the Closing have been issued in transactions exempt from registration under the Securities Act and all applicable state securities or Blue Sky laws.

         (j) Certain Transactions. Since its date of organization, no Company Entity has (a) declared or made any payment or distribution to its members or redeemed or purchased any of its interests or securities, (b) sold, transferred or leased to third parties any of its material assets except in the ordinary course of business, (c) canceled or compromised any material debt or any claim or waived or released any right of material value, suffered any physical damage or destruction or loss materially and adversely affecting its properties, operations or business, (d) made any loans or advances to any persons other than immaterial amounts (both individually and in the aggregate) in the ordinary course of business or (e) entered into any material transaction other than as listed on (j) of the Schedule of Exceptions or in the ordinary course of business nor has any Company Entity agreed to any of the foregoing other than with respect to transactions relating to this Agreement.

         (k) Title To Properties And Assets; Liens, Etc. Each Company Entity has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in substantial compliance with all material terms of each lease to which it is a party or is otherwise bound.

         (l) Intellectual Property. To the best of the Company's knowledge (but without having conducted any special investigation or patent search), the Company Entities have sufficient legal rights to all patents, copyrights, trade secrets, information, proprietary rights and processes (collectively "Proprietary Information") necessary for their business as now conducted without any conflict with or infringement of the rights of others. Except as set forth in Schedule (l) of the Schedule of Exceptions, there are no outstanding material options, licenses, or agreements of any kind relating to the foregoing, nor is any Company Entity bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. No Company Entity has received any written communications alleging that any Company Entity has violated or infringed or that any Company

Entity would, by conducting its business as proposed, violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

         (m) No Defaults. Except as set forth in Schedule (m) of the Schedule of Exceptions, each Company Entity has, in all material respects, performed all obligations required to be performed by it to date and is not in default under any of the contracts, loans, notes, mortgages, indentures, licenses, security agreements, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound, except for such defaults which in the aggregate would not have a Material Adverse Effect, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default.

         (n) Related-Party Transactions. Except for indebtedness for salaries, bonuses or consulting fees or as set forth in Schedule (n) of the Schedule of Exceptions or disclosed in its public filings, no employee, officer, manager or member of any Company Entity or member of his or her immediate family is indebted to any Company Entity, nor is any Company Entity indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which any Company Entity is affiliated or with which any Company Entity has a business relationship, or any firm or corporation that competes with any Company Entity, except that employees, officers, managers or members of any Company Entity and members of their immediate families may own stock in publicly traded companies that may compete with a Company Entity.

         (o) Compliance with Laws; Permits. Except as provided in Schedule (o) of the Schedule of Exceptions, each Company Entity (a) is not in violation of any federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders (including all such laws, rules, ordinances, etc. relating to pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, releases or threatened releases, of hazardous substances) materially applicable to it and its business, except where such violations, individually or in the aggregate, would not have a Material Adverse Effect and (b) has all federal, state, local and foreign governmental licenses, permits and qualifications necessary in the conduct of its business as currently conducted, such licenses, permits and qualifications are in full force and effect, except to the extent the lack of which, individually or in the aggregate, would not have a Material Adverse Effect, and no violations (other than violations notice of which has not been received by the Company) have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such license, permit or qualification.

         (p) Brokers Or Finders. No Company Entity has entered into any agreement or arrangement giving rise to any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

         (q) Disclosure. This Agreement and all certificates, instruments or written statements furnished or made available to the Investor by or on behalf of the Company in connection with this Agreement, taken as a whole, and including any corrective materials furnished or made available to the Investor prior to the date hereof, do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading; provided, however, that to the extent any such certificate, instrument or written statement has been prepared by a person other than a Company Entity or employee thereof, to the best knowledge of the Company, such certificate, instrument or written statement does not contain any untrue statement or a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                             SCHEDULE OF EXCEPTIONS


(a)      None


(c)      None


(g)      None


(j)      None


(l)      None


(l)      None


(l)      None